Exhibit 10.30

WAIVER UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS WAIVER UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Waiver”) is entered into as of December 12, 2008, by and among TELOS CORPORATION, a Maryland corporation (“Parent”), XACTA CORPORATION, a Delaware corporation (“Xacta”; Parent and Xacta are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), TELOS DELAWARE, INC., a Delaware corporation (“Telos-Delaware”), UBIQUITY.COM, INC., a Delaware corporation (“Ubiquity”), TELOS INTERNATIONAL CORP., a Delaware corporation (“TIC”), TELOS INTERNATIONAL ASIA, INC., a Delaware corporation (“TIA”), SECURE TRADE, INC., a Delaware corporation (“STI”) and TELOWORKS, INC., a Delaware corporation (“Teloworks”; Telos-Delaware, Ubiquity, TIC, TIA, STI and Teloworks are referred to hereinafter each individually as a “Credit Party” and collectively, jointly and severally, as the “Credit Parties”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), as agent (“Agent”) for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2008, but effective as of March 31, 2008 (as amended from time to time, the “Loan Agreement”);

WHEREAS, Borrowers, Credit Parties, Agent and Lenders are parties to that certain Waiver to Amended and Restated Loan and Security Agreement dated as of August 25, 2008 (the “August Waiver”);

WHEREAS, Borrowers, Credit Parties, Agent and Lenders are parties to that certain Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 26, 2008 (the “First Amendment”);

WHEREAS, Borrowers and Credit Parties have notified Agent that Events of Default exist under (a) Section 8.2 of the Loan Agreement due to (i) the failure of the Companies to deliver a Deed of Pledge in favor of Agent regarding the stock of Teloworks Philippines Inc. (the “Philippines Pledge”) by September 17, 2008 as required by Section 8 of the Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 26, 2008 (the “Pledge Default”), (ii) the failure of the Companies to deliver the 2007 Audit (as defined in the August Waiver) and a certificate of accountants related thereto on or before October 31, 2008 as required by the August Waiver (the “Audit Default”), (iii) the failure of Parent to timely file with the SEC a Form 12b-25, Notification of Late Filing with respect to its Form 10-Q for the period ended March 31, 2008 (the “SEC Filing Default”) and with respect to its Form 10-Q for the period ended September 30, 2008 in violation of Section 6.10 of the Loan Agreement, and (iv) the execution by Parent of the Subordination Agreement dated as of May 31, 2008 between Parent and Silicon Valley Bank with respect to Parent’s right to payments under that certain Demand Promissory Note dated December 31, 2007 issued by

Enterworks, Inc. in favor of Parent in the face principal amount of $250,000 in violation of Section 7.4 of the Loan Agreement (the “Enterworks Note Default”) (b) Section 8.10 of the Loan Agreement due to the following payments by Telos an account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations: (i) the payment of $500,000 on June 2, 2008 to John C. Porter (“Porter”) to pay down the balance due on the Series B Secured Subordinated Note dated August 15, 2001 between Telos and Porter (the “Porter Note”), (ii) the payment of $367,745.92 on July 30, 2008 to Porter to pay off the outstanding balance due on the Porter Note, and (iii) the payment of $138,254.08 to Toxford Corporation (“Toxford”) to pay down the balance due on the Series B Secured Subordinated Note dated October 13, 1995 (the “Toxford Note”) between Telos and Toxford (the Events of Default listed in part (b), collectively, the “Subordinated Note Payment Defaults”), and (c) Section 8.11 of the Loan Agreement due to (i) the breach of Section 6(a) of the August Waiver due to the existence of the SEC Filing Default, the Enterworks Note Default and the Subordinated Note Payment Defaults as of the date thereof (the “August Waiver Default”), and (ii) the breach of Section 9(a) of the First Amendment due to the existence of the SEC Filing Default, the Enterworks Note Default, the Subordinated Note Payment Defaults and the August Waiver Default as of the date thereof (the Events of Defaults listed in parts (a), (b) and (c) collectively, the “Existing Defaults”);

WHEREAS, Borrowers and Credit Parties have requested that Agent and Required Lenders waive the Existing Defaults; and

WHEREAS, Agent and Required Lenders are willing to waive the Existing Defaults on and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon the representations and warranties contained herein, Agent and Required Lenders hereby waive the Existing Defaults, provided that the waiver of the Pledge Default is conditioned upon the delivery of a Notice of Borrowing and Letter of Direction executed by Parent requesting a Borrowing in the aggregate principal amount of $10,200 in connection with the payment of all taxes owed in the Philippines and other filing costs associated with the Philippines Pledge no later than December 2, 2008, and provided that the waiver of the Audit Default is conditioned upon the delivery of the 2007 Audit and a certificate of accountants related thereto on or before December 31, 2008. This is a limited waiver and shall not be deemed to constitute a waiver of, or consent to, any other existing or future breach of the Loan Agreement or any other Loan Document.

3. Ratification. This Waiver, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

4. Conditions to Effectiveness. This Waiver shall become effective upon the satisfaction of the following conditions precedent:

(a) Each party hereto shall have executed and delivered this Waiver to Agent;

(b) Borrowers shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Waiver, each in form and content acceptable to Agent;

(c) No Default or Event of Default other than the Existing Defaults shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Waiver; and

(d) All proceedings taken in connection with the transactions contemplated by this Waiver and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

5. Waiver Fee. To induce Agent and Lenders to enter into this Waiver, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable fee equal to $150,000, which shall be due and payable on the date hereof.

6. Miscellaneous.

(a) Warranties and Absence of Defaults. To induce Agent and Lenders to enter into this Waiver, each Company hereby represents and warrants to Agent and Lenders that:

(i) The execution, delivery and performance by it of this Waiver and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by-laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii) Each of the Loan Agreement and the other Loan Documents, as amended by this Waiver, are the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(iv) It has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which upon notice or lapse of time or both would constitute an Event of Default has occurred other than the Existing Defaults; and

(v) The outstanding balance due on the Porter Note is $0, and the outstanding balance due on the Toxford Note is $1,328,372.45.

(b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Companies agree, jointly and severally, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c) Governing Law. This Waiver shall be a contract made under and governed by the internal laws of the State of Illinois.

(d) Counterparts. This Waiver may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.

(e) Effectiveness of August Waiver and First Amendment. The August Waiver is deemed to be effective notwithstanding the existence of the SEC Filing Default, Enterworks Note Default and Subordinated Note Payment Defaults on the date thereof, and the First Amendment is deemed to be effective notwithstanding the existence of the SEC Filing Default, Enterworks Note Default, Subordinated Note Payment Defaults and August Waiver Default on the date thereof.

7. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS: TELOS CORPORATION, a Maryland corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	EVP. General Counsel, Chief Administrative Officer

XACTA CORPORATION, a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

CREDIT PARTIES: TELOS DELAWARE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

UBIQUITY.COM, INC., a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

TELOS INTERNATIONAL CORP., a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

TELOS INTERNATIONAL ASIA, INC., a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

SECURE TRADE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty

Name	Michael P. Flaherty

Title	Executive Vice President

TELOWORKS, INC., a Delaware corporation

By	/s/ Richard P. Tracy

Name	Richard P. Tracy

Title	President

AGENT AND SOLE EXISTING LENDER: WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation)

By	/s/ David Sanchez

Name	David Sanchez

Title	Vice President